Exhibit 10.4

RESTRICTED STOCK AWARD AGREEMENT, dated as of June 8, 2007 (this “Agreement”), by and between FRONT LINE MANAGEMENT GROUP, INC. (the “Company”) and IRVING AZOFF (the “Stockholder”).

INTRODUCTION

The Company, IAC/InterActiveCorp, a Delaware corporation (“IAC”), and certain selling stockholders are parties to that certain Stock Purchase Agreement, dated of May 11, 2007 (the “Stock Purchase Agreement”), pursuant to which IAC has agreed to acquire a majority of the issued and outstanding shares of capital stock of the Company.

Contemporaneous with the execution of the Stock Purchase Agreement, (i) the Company and the Stockholder entered into that certain Employment Agreement (the “Azoff Employment Agreement”), which sets forth the terms and conditions of Azoff s employment with the Company and (ii) the Company, the Azoff Family Trust of 1997 (the “Azoff Trust”) and IAC entered into that certain Stockholders Agreement setting forth, among other things, the rights of the stockholders of the Company with respect to the ownership and transfer of shares of capital stock of the Company (the “Stockholders Agreement”).

Immediately following the consummation of the transactions contemplated by the Stock Purchase Agreement, the Company intends to effect a recapitalization of its outstanding capital stock pursuant to that certain Recapitalization Agreement, dated as of even date herewith (the “Recapitalization”).

In connection with the consummation of the transactions contemplated by the Stock Purchase Agreement and subject to the terms and conditions set forth herein, the Company has agreed to grant to the Stockholder 41,294.236 restricted shares of Company’s Common Stock, par value $0.01 per share (the “Restricted Common Stock”), such grant to take place immediately following consummation of the Recapitalization.

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms shall have the definitions set forth below:

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

“Cause” shall have the meaning provided in the Azoff Employment Agreement.

“Closing Date” shall have the meaning provided in the Stock Purchase Agreement.

“Disability” shall have the meaning provided in the Azoff Employment Agreement.

“Good Reason” shall have the meaning provided in the Azoff Employment Agreement.

“Shares” shall mean the shares of Restricted Common Stock granted hereunder.

“Termination of Employment” shall mean Stockholder’s separation from service with the Company and all of its subsidiaries.

ARTICLE II

GRANT OF RESTRICTED COMMON STOCK

2.1     Grant of Restricted Common Stock. Subject to the terms and conditions set forth in this Agreement and to the Stockholder being actively employed by the Company at such time, immediately following consummation of the Recapitalization, the Company shall grant to the Stockholder 41,294.236 shares of Restricted Common Stock (the date on which such award occurs, the “Grant Date”).

2.2     Vesting.

(a)     General. Subject to the terms and conditions of this Agreement, the Shares shall vest and no longer be subject to forfeiture on the fifth anniversary of the Closing Date (such date, the “Vesting Date”), provided that the Stockholder remains actively employed by the Company or one of its subsidiaries on the Vesting Date.

(b)     Termination without Cause or Resignation for Good Reason. Notwithstanding the provisions of Section 2.2(a), in the event the Stockholder suffers a Termination of Employment (x) by the Company without Cause or (y) by the Stockholder for Good Reason, then the Shares shall become 100% vested and no longer subject to forfeiture upon such Termination of Employment.

(c)     Death or Disability. Notwithstanding the provisions of Section 2.2(a), in the event the Stockholder suffers a Termination of Employment by reason of his death or Disability , then the Shares shall become 100% vested and no longer subject to forfeiture on upon such Termination of Employment.

(d)     Other. If the Stockholder suffers a Termination of Employment prior to the Vesting Date for any reason other than as set forth in Section 2.2(b) or (c) above, all unvested Shares shall be forfeited by the Stockholder effective immediately upon such Termination of Employment.

(f)     No Rights to Employment. Nothing in this Agreement shall confer upon the Stockholder any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with the right of the Company or any such Affiliates to terminate the Stockholder’s employment pursuant to the terms of the Azoff Employment Agreement, and nothing contained herein shall be deemed a waiver or modification of any provision contained in any other agreement between the Stockholder and the Company or its subsidiaries or Affiliates.

2.3     Rights of Shares. Notwithstanding the fact the Vesting Date has not yet occurred, so long as the Shares have not been forfeited by the Stockholder (i) the Stockholder shall be permitted to exercise the voting rights of such Shares and (ii) the Stockholder shall be entitled to receive any dividends or distributions that may be declared and paid on such Shares, in the case of (i) and (ii) as though the Shares were fully vested.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1     Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows as of the date hereof:

(a)     Accredited Investor. The Stockholder is an ‘accredited investor’ as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(b)     Holding for Own Account. The Stockholder is acquiring the Shares for investment and not with a view toward or for sale or in connection with any distribution thereof, or with any present intention of distributing or selling the Shares.

(c)     Unregistered Shares. The Stockholder understands that (i) the Shares have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction in reliance upon exemptions from such registration requirements for non-public offerings; (ii) the Shares may not be sold, pledged or otherwise transferred except pursuant to effective registrations or qualifications relating thereto under the Securities Act and applicable state securities or blue sky laws or pursuant to an exemption therefrom; and (iii) the Company is not under any obligation to register or caused to be registered the Shares under the Securities Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available.

(d)     Stockholder’s Business Experience. The Stockholder (i) has such knowledge and experience in financial and business matters so that he is capable of evaluating, and has evaluated, the relative merits and risks of purchasing the Shares and (ii) has adequate means of providing for his current economic needs and possible personal contingencies, has no need for liquidity in his investment in the Shares and is able financially to bear the risks of such investment.

(e)     Availability of Information; Opportunity to Ask Questions.

                    (i)     The Stockholder acknowledges that all documents, records and books pertaining to his investment in the Company and that have been requested by him have been made available or delivered to him, to the extent that the Company possesses such information without unreasonable efforts or expense.

                    (ii)     The Stockholder is an officer of the Company. In addition, the Stockholder has had the opportunity to discuss the Company’s business, management and financial affairs with management of the Company and to ask questions of and receive answers from the Company, or a person or persons acting on behalf of the Company, concerning the business (both current and proposed) of the Company. The Stockholder acknowledges that all such questions, if any, have been answered to the full satisfaction of the Stockholder and that he has received all information about the Company which he desires, including information which the Stockholder deems necessary to verify the accuracy of information the Company has furnished to him.

(f)     Power and Authority; Binding Agreement. The Stockholder has all requisite legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and this Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against him in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable law. The execution, delivery and performance of this Agreement by the Stockholder does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Stockholder is a party or any judgment, order or decree to which he is subject.

3.2     Representations and Warranties the Company. The Company represents and warrants to the Stockholder as follows:

(a)     Capitalization. Immediately after giving effect to the Recapitalization, the authorized capital stock of the Company will consist of (i) 200,000 shares of Common Stock and (ii) 200,000 shares of preferred stock, par value $0.01 per share, of which 80,000 shares shall have been designated as Series C Redeemable Preferred Stock. The rights, powers and preferences of the Common Stock and the Preferred Stock shall be as set forth in the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”).

(b)     Power and Authority; Binding Agreement. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable law. The execution, delivery and performance of this Agreement by the Company does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which it is subject.

ARTICLE IV

RESTRICTIONS ON SHARES

Section 4.1     Stockholders Agreement. The Stockholder acknowledges that, in addition to the restrictions set forth herein, all Shares owned by the Stockholder (or its permitted transferees) shall be subject to the rights and restrictions contained in the Stockholders Agreement (including without limitation all of the provisions of Article IV thereof as though the Shares were owned by the Azoff Trust). Any purported Transfer not in accordance with this Agreement or the Stockholders Agreement shall be void and of no effect.

Section 4.2     Legends on Certificates. All certificates, if any, representing the Shares issued to the Stockholder shall have endorsed in writing, stamped or printed, thereon the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE STOCKHOLDERS AGREEMENT DATED AS OF MAY 11, 2007 AMONG FRONT LINE MANAGEMENT GROUP, INC., IAC/INTERACTIVECORP AND THE AZOFF FAMILY TRUST OF 1997, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF FRONT LINE MANAGEMENT GROUP.”

ARTICLE V

TAX MATTERS

Section 5.1     Tax Benefits. If the Company recognizes a deduction for federal income tax purposes as a result of the vesting of the Shares or any distribution made with respect to the Shares, the Company shall make payments to the Stockholder as follows: in each taxable year in which such deduction results in actual federal or California income tax savings to the Company, the Company shall pay to the Stockholder the lower of (i) the amount of such actual income tax savings, including any actual tax savings resulting from payments to the Stockholder under this Section 5.1 and (ii) the quotient of (x) the excess of (a) federal and California income taxes payable by Stockholder as a result of such vesting or distribution over (b) the federal and California income taxes payable by the Stockholder if all income recognized by Stockholder as a result of such vesting or distribution were taxed as long-term capital gains (or dividends in the case of distributions with respect to the Shares) divided by (y) one minus the combined maximum effective federal and California individual income tax rate applicable to compensation income, all based on the rules and rates then in effect. For purposes of computation, such deduction recognized by the Company shall be deemed to result in tax savings only after all other losses, deductions, exclusions and credits have been applied in full against taxable income or tax liability of the Company. This computation shall be performed only for the year in which the deduction is recognized and the two prior and the next four tax years if by reason of a loss carryback or carryforward the tax savings are recognized in one of those specified years, but only if such carryback or carryforward results in actual federal or California income tax savings to the Company after all other losses, deductions, exclusions and credits have been applied in full against taxable income or tax liability of the Company. Any such payments to be made to the Stockholder shall be treated as wages subject to applicable employment and withholding taxes. If the Stockholder receives a payment from the Company pursuant to this Section 5.1 and subsequently the Company for any reason becomes entitled, whether by carryback or otherwise, to other deductions or credits for the year in which the deduction relating to the Shares gave rise to tax savings to the Company , the Stockholder shall reimburse the Company if and to the extent that counting such other deductions and credits for such year, the Stockholder would not have been entitled to payments under this Section 5.1. If a federal or California tax authority subsequently disallows such deduction taken by the Company for any reason, Stockholder shall reimburse the Company for any prior payments made to the Stockholder. If, after the date hereof, the Company becomes a member of a group of affiliated companies filing a consolidated return for federal income tax purposes or a combined or unitary return for state income tax purposes, the calculations in this Section 5.1 shall be made for the Company and its subsidiaries on a stand-alone basis (i.e., as if the Company and its subsidiaries were not members of such group). All calculations under this Section 5.1 shall be performed by an accounting firm selected jointly by the Stockholder and the members of the Company board of directors who are independent of the Stockholder (“Independent Directors”), which such accounting firm may not be the regular tax preparer for the Company. The accounting firm shall prepare such calculations in accordance with this Section 5.1 and shall provide a reasonably detailed written explanation to the Stockholder and the Independent Directors. The accounting firm shall provide the Stockholder and the Independent Directors with the opportunity to ask questions and provide comments and suggestions, which the accounting film shall accept or reject in its professional judgment. It is understood that the accounting firm shall be responsible solely for the calculation hereunder, and shall not be permitted to challenge any tax position of the Company (including the propriety of any deduction) taken on any return. The accounting firm shall promptly finalize its calculations, which final calculations shall be binding on the Company and the Stockholder. The Stockholder and the Company shall act in good faith and cooperate fully to effect the purposes of the foregoing provisions.

Section 5.2 Withholding Obligations. No later than the date as of which an amount first becomes includible in the gross income of the Stockholder for federal income tax purposes with respect to any Shares, the Stockholder shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The Company shall have the right to deduct any such taxes from any payment otherwise due to the Stockholder, including without limitation withholding from payroll or withholding from other amounts owing to the Stockholder pursuant to the exercise of the rights contained in Article IV of the Stockholders Agreement. The Company shall have the right to direct the purchaser of the Shares to pay a portion of the proceeds from any such sale to the Company in satisfaction of the Company’s withholding obligations, and the Company may refuse to record any such transfer until such withholding obligations are satisfied in full. Any such withheld amounts shall be treated as having been paid to the Stockholder.

ARTICLE VI

MISCELLANEOUS

Section 6.1     Notices.

(a)    All notices, requests, consents or other communications to the Company or to the Stockholder hereunder shall be in writing and shall be given

(i)     if to the Company:

1100 Glendon Avenue
Los Angeles, California 90024
Facsimile: (310) 209-3139
Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
10100 Santa Monica Boulevard
Los Angeles, California 90067
Attention: Harold A. Flegelman, Esq.
Telecopy: 310-919-3924

(ii)    if to the Stockholder, at the Stockholder’s most recent address on file with the Company, or such other address or facsimile number as the Company or such Stockholder may hereafter specify by written notice to the others.

(b)     Each such notice, request, consent or other communication shall be given (i) by hand delivery, (ii) by nationally recognized overnight courier service, or (iii) by facsimile.

(c)    Each such notice, request, consent or other communication shall be deemed to be delivered (i) if delivered by hand, when delivered at the address specified in this Section 6.1, (ii) if delivered by nationally recognized overnight courier service, on the second following Business Day after delivery to such service or such mailing, and (iii) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 6.1 and the appropriate answer back or confirmation is received.

Section 6.2    Amendments.  Amendments to this Agreement may be made only by a written instrument signed by the Company and the Stockholder.

Section 6.3    Entire Agreement.  This Agreement, together with the Stock Purchase Agreement, the Stockholders Agreement and the Azoff Employment Agreement shall constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and shall supersede any prior understanding or agreement, oral or written with respect thereto. There are no representations, agreements, arrangements or understandings, oral or written, between or among the Company and the Stockholder relating only to the subject matter of this Agreement that are not fully expressed herein or therein.

Section 6.4    Successors and Assigns; Binding Effect.  The Stockholder shall not be permitted to assign all or any part of his rights or obligations under this Agreement to any third party; provided the Stockholder may transfer the Shares granted hereunder to any Permitted Transferee (as such term is defined in the Stockholders Agreement); provided further that in the event of such transfer, the Stockholder’s employment with the Company shall continue to be the relevant measure for determining whether a Termination of Employment has occurred for purposes of vesting of the Shares. This Agreement and all of the terms and provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective legal representatives, heirs, successors and permitted assigns.

Section 6.5    Severability.  If any provision of this Agreement, or the application of such provision to any party or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such party or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other parties or circumstances or in other jurisdictions shall not be affected thereby.

Section 6.6    No Waiver.  Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 6.7    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.8    Judicial Proceedings. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement or the Company or its operations, each of the Stockholder and the Company unconditionally accepts the non-exclusive jurisdiction and venue of any United States District Court located in the State of New York, or of the State Court located in the City of New York, State of New York of and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the Stockholder and the Company agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 6.1. THE COMPANY AND THE STOCKHOLDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 6.9    Equitable Relief. Except as otherwise provided herein, the parties to this Agreement acknowledge and agree that the covenants of the parties set forth in this Agreement may be enforced in equity by a decree requiring specific performance. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties hereto may have under this Agreement.

Section 6.10    Headings and Captions. The headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 6.11    Counterparts. This Agreement and any amendment hereto may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one agreement (or amendment, as applicable).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

FRONT LINE MANAGEMENT GROUP, INC.

By: /s/ Colin Hodgson
      Name: Colin Hodgson
      Title: Chief Financial Officer

STOCKHOLDER

/s/ Irving Azoff
Irving Azoff